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                                                                   EXHIBIT 4.(L)

                          UNITED WATER RESOURCES INC.

                                    BY-LAWS



                                   ARTICLE I
                                    OFFICES

     The registered office of the Corporation, which shall be its principal office, shall be established and maintained at 200 Old Hook Road, in the Borough of Harrington Park, County of Bergen, in the State of New Jersey.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at nine-thirty o'clock in the forenoon of the second Monday of May in each year, or as soon thereafter as convenient in the judgement of the Board of Directors.

     Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or a majority of the members of the Board of Directors.

     Section 3. Place of Meetings. All meetings of the stockholders may be held at the principal office of the Corporation


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or at such other place within or without the State of New Jersey as may be designated by the Board of Directors.

     Section 4. Notice of Meetings. Written notice stating the date, time, place of the meeting and the purpose thereof, shall be given by mail not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Notice of any adjourned meeting shall not be required to be given unless a new record date shall have been fixed.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not

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less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, or stockholders for any other proper purpose, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or authorizing the other action for the purpose of which stockholders are determined is adopted, as the case may be, shall be the record date for such determination of stockholders. In such case, such stockholders and only such stockholders shall be stockholders of record on the date so established and shall be entitled to such notice of, or to vote at, such meeting, or to receive payment of such dividend or shall be the stockholders in respect of whom such other action is to be taken, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof.

     Section 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If

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less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as provided in Section 4 of this Article II. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 7. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized agent, except that a proxy may be given by a stockholder or his agent by telegram or cable or its equivalent. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months unless a longer time is provided therein, but no proxy shall be valid after three years from the date of its execution.

     Section 8. Voting. At each meeting of the stockholders, each holder of record of common stock of the Corporation, the holders of which are entitled to vote, shall be entitled to one vote for each share of such common stock registered in his name on the books of the Corporation at the time of such meeting, except as provided to

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the contrary by law and except where, pursuant to Section 5 of this Article II, a date shall have been established as a record date for the determination of the stockholders entitled to vote. Each holder of record of preferred stock of the Corporation shall have such rights as to voting as may be set forth in or established pursuant to the Restated Certificate of Incorporation of the Corporation.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

     Section 2. Number, Term of Office and Qualifications. The Board of Directors shall be divided into three classes, as nearly equal in number as possible and known as Classes I, II and III. The total number of directors shall be determined by resolution of the Board of Directors within the limits fixed by the Restated Certificate of Incorporation but shall not be less than 3. Each director (whether elected at an annual meeting or elected to fill a vacancy or otherwise) shall hold office until his or her successor shall have been elected, or until his or her death or until he or she shall resign in the manner provided in Section 8 of this Article III or shall have been removed in accordance with the provisions of the Restated Certificate of Incorporation. No person shall stand for election or re-election as a director if he or she

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has attained the age of sixty-eight at the time of an annual meeting of stockholders which is to consider the election of directors. Notwithstanding the provisions of the preceding sentence, in the event that one (but not more than one) person specified in Section 2.3 of the Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993, between the Corporation and GWC Corporation, shall have attained the age of sixty-eight at the time of the 1994 annual meeting of the stockholders of the Corporation, such person may at said meeting stand for election or re-election as a director for one term (not in excess of three years). In case of any increase in the authorized number of directors, additional directors to fill the vacancies in the Board of Directors caused by such increase shall be elected at any meeting of the Board of Directors by resolution passed by a majority of the entire Board. Each director shall be a bona fide holder of one or more shares of stock of the Corporation.

     Section 3. Election of Directors. At each meeting of the stockholders for the election of directors, the directors to be elected shall be chosen by a plurality of the votes cast at such meeting by the stockholders entitled to vote for the director or directors in question.

     Section 4. Annual and Regular Meetings. Immediately after the annual meeting of the stockholders, the annual meeting of the

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Board of Directors shall be held at the same place as the annual meeting of stockholders, and notice of such meeting of the Board of Directors shall not be required to be given. The Board of Directors from time to time may provide for the holding of regular meetings and fix the time and place (which may be within or without the State of New Jersey) thereof. Notice of regular meetings shall not be required to be given.

     Section 5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President at such time and place (which may be within or without the State of New Jersey) as may be specified in the respective notices or waivers of notice thereof. Notice of each special meeting shall be given to each director on three days' notice if by mail and on one day's notice if by telegram or telephone, in all cases directed to his residence or usual place of business. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person, or to any director who shall waive notice of such meeting in writing or by telegram, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat.

     Section 6. Adjourned Meetings. Notice of an adjourned meeting of the Board of Directors shall be given in accordance with

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Section 5 of this Article III to all directors absent from the meeting adjourning (provided, however, that if the period of adjournment exceeds ten days, such notice shall be given to all directors), subject to the provisions of the last sentence of said Section 5.

     Section 7. Quorum and Manner of Acting. At all meetings of the Board of Directors a majority of the entire Board of Directors of the Corporation shall be necessary and sufficient to constitute a quorum for the transaction of business (except as otherwise specified in the Corporation's Restated Certificate of Incorporation, its By-Laws or by statute). Except as otherwise required by statute and by Section 2 of Article IV hereof, the act of a majority of a quorum shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. In addition:

        (a) any or all of the directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other; and

        (b) any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors consent thereto in a writing filed with the

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     minutes of proceedings of the Board of Directors.

     Section 8. Resignations. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, to the Chairman of the Board or to the President of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     Section 9. Compensation. Pursuant to resolutions adopted from time to time by the Board of Directors, the directors may be paid an annual retainer for services rendered as directors and/or as members of any committee of the Board of Directors in such amount as may be determined by the Board. In addition, by resolution of the Board of Directors, the Directors may be allowed a fixed sum and travelling expenses for attendance at each regular or special meeting of the Board and/or any such committee; provided, however, that directors who are employees of the Corporation or of any subsidiary of the Corporation shall not be entitled to compensation in connection with services rendered as directors or as members of any committee of the Board of Directors.

     Section 10. Indemnification of Directors and Officers. Each of the officers and directors of the Corporation, in the event of an action commenced against him by reason of the fact that he is or was an officer or director of the Corporation (or is or was serving

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in any capacity at the request of the Corporation in some other corporation, organization or enterprise) shall be entitled to indemnification from the Corporation to the full extent permitted by the laws of the State of New Jersey. Such indemnification shall include, but not be limited to, the following:

        (a) In the case of an action by or in the right of the Corporation, he shall be entitled to indemnification against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such an action or any appeal therein, provided, however, that no such indemnification shall lie where he is adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine, upon application, that despite the adjudication of liability he is fairly and reasonably entitled to indemnification for such expenses in light of all the circumstances of the case.

        (b) In the case of an action other than by or in the right of the Corporation, he shall be entitled to indemnification against judgments, fines, amounts paid in settlement, penalties and reasonable expenses, including attorney's fees, actually and necessarily incurred by him as a result of such action, or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal action, in addition, he had no reasonable cause to

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     believe that his conduct was unlawful.

     The Board of Directors shall determine, by act of a majority of a quorum of directors who are not parties to the action in question, whether the requisite standard of conduct has been met by the person or persons concerned. In the event such a quorum is not available, the Board of Directors shall make such a determination upon the written opinion of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met by the person or persons concerned.

     Expenses incurred in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding, if authorized in the manner provided by the laws of the State of New Jersey, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided by law.

     Section 11. Reliance on Experts by Directors and Officers. In addition to any rights or duties prescribed by statute, each director and officer of the Corporation shall perform his duties as such in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in the like position would use under similar circumstances. In performing his duties, each director and officer shall be entitled to rely on the opinion of counsel for the

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Corporation or upon written reports setting forth financial data concerning the
Corporation and prepared by an independent or certified public accountant or a firm of such accountants or upon financial statements, books of account or reports of the Corporation represented to him to be correct by the President, the officer of the Corporation having charge of its books of account or the person presiding at a meeting of the Board of Directors or at a meeting of any committee of the Board designated pursuant to Section 1 of Article IV hereof. A person who so performs his duties shall have no liability by reason of being or having been a director or officer of the Corporation.

          Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or any committee thereof, at which corporate action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before or promptly after the adjournment thereof. Such right of dissent shall not apply to a director who voted in favor of such action. A director who is absent from any such meeting shall be presumed to have concurred in the action taken unless he shall file his dissent with the Secretary of the Corporation within a reasonable time after learning of such action.

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                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

          Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate, annually, from among its members an Executive Committee and such other committees of the Board as may be necessary or desirable. In likewise, the Board of Directors shall designate, annually, a Chairman of the Executive Committee and the Chairmen of any other such committees. The Board may at any time abolish or revise the Executive Committee or any such committee, redesignate the Chairmen thereof, remove a member thereof or fill a vacancy therein by resolution similarly adopted.

          Section 2. Powers. During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolution passed by a majority of the entire Board, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that neither the Executive Committee nor any other committee of the Board shall have authority to make, alter or repeal the By-Laws of the Corporation; declare or make payment of a dividend of the Corporation; elect or remove any director or officer of the Corporation; submit to the stockholders any action requiring stockholder approval; or amend or repeal any resolution theretofore adopted by the Board of Directors, which by its terms is amendable or repealable only by the Board. Each committee other than the Executive Committee shall have and may exercise the powers delegated to it by the Board of Directors.

          Section 3. Meetings; Notices; Records. The Executive Committee and all other committees of the Board may hold regular and special meetings at such place or places (within or without the State of New Jersey) and at such time or times as it shall determine from time to time. Notice of regular meetings shall not be required to be given; provided, however, that when the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each member who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. Any member of the Executive Committee or of any other committee of the Board may call a special meeting of such committee. Notice of each special meeting shall be given to each member on three days' notice if by mail or on one day's notice if by telegram or telephone, in all cases directed to his residence or usual place of business. Notice of any special meeting need not be given to any member who shall attend such meeting in person, or who shall waive notice thereof in writing or by telegram, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the members shall be present thereat. No notice of any adjourned meeting need be given. The Executive Committee and all other committees of the

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Board shall keep a record of their proceedings and shall report such proceedings to the Board of Directors at the meeting thereof held next after the same have been taken.

          Section 4. Quorum and Manner of Acting. At all meetings of the Executive Committee and any other committee of the Board, members consisting of a majority of the total authorized membership of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of a quorum shall be the act of the committee; provided, however, that with respect to the Executive Committee and any other committee of the Board:

          (a) any or all of the members of the committee may participate in a meeting of the committee by means of a conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other; and

          (b) any action required or permitted to be taken by the committee at a meeting may be taken without a meeting if, prior or subsequent to such action, all members of the committee consent thereto in a writing filed with the minutes of proceedings of the committee.

          Section 5. Resignations. Any member of the Executive Committee or of any other committee of the Board may resign at any time by giving written notice of such resignation to either the

Board of Directors, the Chairman of the Board or the President of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon its receipt.

                                   ARTICLE V
                                    OFFICERS

          Section 1. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may deem necessary or appropriate.

          Section 2. Election, Term of Office and Qualifications. Each officer shall be elected by the Board of Directors annually at the annual meeting of the Board, provided, however, that the Board shall have the authority to elect persons to fill officer vacancies at any time, to create at any time any new offices and to elect such persons to fill such offices as may be necessary or appropriate. Each such officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. The Chairman of the Board and the President shall be and remain directors of the Corporation during their terms in office. Any two or more offices may be held by the same person, but no officer shall execute any document in more than one capacity if required to be executed by two or more officers.

          Section 3. Resignations. Any officer may resign at any time by giving written notice of such resignation to either the Board of Directors, the Chairman of the Board or the President of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

          Section 4. Removal. The officers of the Corporation may be removed, either with or without cause, at any special meeting of the Board of Directors called for that purpose, by the Board of Directors.

          Section 5. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired term thereof in the manner provided in this
Article V for regular election to such office.

          Section 6. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and, subject to its direction and control, shall be its representative and shall perform such duties as from time to time may be assigned to him by the Board of Directors.

          Section 7. The President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business and affairs of the Corporation and general supervision over its officers and agent. He shall preside at all meetings of the stockholders and, in the absence or disability of the Chairman of the Board, at all meetings of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect. He shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

          Section 8. The Secretary. The Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

          Section 9. The Treasurer. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

          Section 10. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                 ARTICLE VI
                     EXECUTION OF INSTRUMENTS, BORROWING OF
                    MONEY AND INSTRUMENTS OF THE CORPORATION

          Section 1. Execution of Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans, leases or evidences of indebtedness shall be contracted on behalf of the Corporation or issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts and Other Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall from time to time be authorized by the Board of Directors.

                                  ARTICLE VII
                                SHARES OF STOCK

          Section 1. Certificates of Stock. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary, an Assistant Secretary (if one shall have been elected) or the Treasurer and sealed with the corporate seal or a facsimile thereof. Each certificate shall state that the Corporation is organized under the laws of the State of New Jersey.
The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or a Registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares, class, series, if any, and date of issue, shall be entered on each stock certificate and in the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          Section 2. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

          Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock will be issued in place of a certificate which is alleged to have been lost, stolen or destroyed, and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation to indemnify it against any and all losses or claims which arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE VIII
                                 CORPORATE SEAL

          The corporate seal shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of New Jersey and the year thereof and otherwise shall be in such forms as shall be approved, from time to time, by the Board of Directors.

                                   ARTICLE IX
                                  FISCAL YEAR

          The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

                                   ARTICLE X
                                   AMENDMENTS

          All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, either (1) by the affirmative vote of at least 80% of the holders of shares of stock of the Corporation, entitled to vote generally for the election of directors, given at any annual meeting of the stockholders or at any special meeting called for such purpose, or (2) by the affirmative vote of at least a majority of the entire Board of Directors given at any meeting called for such purpose.

          I,  Allan D. Shakley  DO HEREBY CERTIFY that I am
Assistant Secretary of United Water Resources Inc., a New Jersey corporation and that the foregoing is a true and complete copy of the By-Laws of said Corporation with all amendments thereof to the date hereof.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the
seal of said Corporation this   10th   day of   March, 1994.


                                                  /s/ Allan D. Shakley
                                                  --------------------

 [SEAL OF UNITED WATER RESOURCES APPEARS BELOW.]